UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2013 (December 26, 2012)

American Realty Capital New York Recovery REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54689	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

256 West 38th Street

On December 26, 2012, American Realty Capital New York Recovery REIT, Inc. (the “Company”), through a wholly owned subsidiary of its operating partnership, closed the acquisition of the fee simple interest in an institutional-quality office building located at 256 West 38th Street in Midtown Manhattan. The seller of the property was EEGO West 38 Fee, LLC. The seller does not have a material relationship with the Company and the acquisition is not an affiliated transaction.

The contract purchase price of the property was $48.6 million, exclusive of closing costs. The Company funded the purchase price with: (i) proceeds from its ongoing initial public offering in the amount of $21.7 million, (ii) a $24.5 million mortgage loan, and (iii) a $2.4 million mezzanine loan, as described in more detail below in Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant. The Company may seek to obtain further financing on the property post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, if at all.

The property contains 118,815 rentable square feet and is 87% leased to 16 tenants. Approximately 35% of the property is occupied by two tenants: Cache, Inc.; and United Auto Workers.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and annualized cash rental income for the two major tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Rental Income (in thousands)	Rental Escalations	Renewal Options
Cache, Inc.	July 2012	February 2023	28,800	$773(1)	2.5% annual increase	None
United Auto Workers	May 2008 and November 2008	March 2018 and April 2018	12,571	$458	11% in 2013; 3% annually thereafter	None

(1)	Includes $0.3 million of rent abatement during the first lease year.

229 West 36th Street

On December 27, 2012, the Company, through a wholly owned subsidiary of its operating partnership, closed the acquisition of the fee simple interest in an institutional-quality office building located at 229 West 36th Street in Midtown Manhattan. The seller of the property was 229 W. 36th Street Partnership LP. The seller does not have a material relationship with the Company and the acquisition is not an affiliated transaction.

The contract purchase price of the property was $64.9 million, exclusive of closing costs. The Company funded the purchase price with: (i) proceeds from its ongoing initial public offering in the amount of $19.9 million, (ii) a $35.0 million mortgage loan, and (iii) a $10.0 million mezzanine loan, as described in more detail below in Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant. The Company may seek to obtain further financing on the property post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, if at all.

The property contains 148,894 rentable square feet and is 100% leased to seven tenants. Approximately 70.1% of the property is occupied by three tenants: American Language Communication Center, Inc.; Early Bird Delivery Systems, LLC; and Spectaguard Acquisitions, LLC.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and annualized cash rental income for the three major tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Rental Income (in thousands)	Rental Escalations	Renewal Options
American Language Communication Center, Inc.	February 2008	July 2028	64,283	$2,378	Varies	None
Early Bird Delivery Systems, LLC	February 2002	March 2023	20,132	$748	Varies	None
SpectaGuard Acquisition, LLC	November 2011	July 2022	19,920	$618	20.0% increase in Year 6; 2.5% annual increase in other years	One Five-Year Option

350 Bleecker Street

On December 31, 2012, the Company, through a wholly owned subsidiary of its operating partnership, closed the acquisition of a master lease for a commercial portion of a cooperative located at 350 Bleecker Street in the Greenwich Village neighborhood of Manhattan. The seller of the master lease was Bleecker Charles Company. The seller does not have a material relationship with the Company and the acquisition is not an affiliated transaction.

The contract purchase price of the master lease was $10.9 million, exclusive of closing costs. The Company funded the purchase price with: (i) proceeds from its ongoing initial public offering in the amount of $4.9 million, and (ii) a drawdown of $6.0 million on its $40.0 million senior unsecured revolving credit facility with Capital One, National Association, as described in more detail below in Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant. The Company may seek to obtain further financing on the master lease post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, if at all.

The property contains 14,511 rentable square feet and is 100% leased to three tenants: SP Fashion USA, Inc.; JMC Footwear, LLC; and Quik Park Bleecker Street Garage, LLC.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and annualized cash rental income for the cooperative’s three tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Rental Income (in thousands)	Rental Escalations	Renewal Options
SP Fashion USA, LLC	April 2012	September 2027	4,059	$300	3.0% annual increase	One Five-Year Option
JMC Footwear, LLC	June 2011	June 2021	2,232	$228	3.0% annual increase	One Five-Year Option
Quik Park Bleecker Street Garage, LLC	May 2012	April 2027	8,220	$300	3.5% increase every two years	None

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

256 West 38th Street

On December 26, 2012, the Company, through an indirect wholly owned subsidiary of its operating partnership, incurred a $24.5 million mortgage loan and a $2.4 million mezzanine loan in connection with its acquisition of the property, in each case advanced by Capital One, National Association. The mortgage loan bears interest at a rate fixed by an interest rate swap of 3.08% and requires monthly interest payments, with the principal balance due on the maturity date in December 2017. The mezzanine loan bears interest at a rate of LIBOR plus 5.00% through July 1, 2013 and LIBOR plus 8.00% thereafter, requires monthly interest payments, with the principal balance due on the maturity date in December 2013. Both loans are nonrecourse and may be accelerated only in the event of a default. Both loans may be prepaid without penalty.

229 West 36th Street

On December 27, 2012, the Company, through an indirect wholly owned subsidiary of its operating partnership, incurred a $35.0 million mortgage loan and a $10.0 million mezzanine loan in connection with its acquisition of the property, in each case advanced by Capital One, National Association. The mortgage loan bears interest at a rate fixed by an interest rate swap of 2.83% and requires monthly interest payments, with the principal balance due on the maturity date in December 2017. The mezzanine loan bears interest at a rate of LIBOR plus 5.00% through July 1, 2013 and LIBOR plus 8.00% thereafter, requires only monthly interest payments, with the principal balance due on the maturity date in December 2013. Both loans are nonrecourse and may be accelerated only in the event of a default. Both loans may be prepaid without penalty.

350 Bleecker Street

On December 31, 2012, the Company drew an additional $6.0 million on its existing senior unsecured revolving credit facility with Capital One, National Association. This funding was collateralized by the master lease to the commercial portion of the cooperative located at 350 Bleecker Street. The terms of the revolving credit facility are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2012 and the credit agreement, as amended from time to time, was filed as Exhibit 10.42 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 on May 10, 2012. The description of the revolving credit facility in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the credit agreement, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements relating to the properties located at 256 West 38th Street and 229 West 36th Street in Midtown Manhattan described in Item 2.01 of this Current Report on Form 8-K and required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or March 14, 2013 and March 15, 2013, respectively.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated January 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: January 2, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors